UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 1, 2021

VolitionRx Limited

(Exact name of registrant as specified in its charter)

Delaware	001-36833	91-1949078
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
13215 Bee Cave Parkway Suite 125, Galleria Oaks B Austin, Texas 78738
(Address of principal executive offices and Zip Code)
+1 (646) 650-1351
(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock	VNRX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                                                                                                   Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Terig Hughes -- Chief Financial Officer

Effective February 1, 2021, VolitionRx Limited (the “Company”) appointed Terig Hughes as its Chief Financial Officer and Treasurer.  Concurrently with Mr. Hughes’ appointment, David Vanston vacated his positions as Chief Financial Officer and Treasurer of the Company and, as agreed with his employer Volition Diagnostics UK Limited (“Volition Diagnostics”), assumed the role of Advisor to the Board of Volition Diagnostics and will assist in the transition of his responsibilities to Mr. Hughes per the terms previously reported on a Form 8-K filed January 15, 2021.

Mr. Hughes, age 51, has over twenty five years of accounting, finance and business management experience gained through an international career spanning the United States, Europe and Asia. Mr. Hughes joins the Company from AUM Biosciences Pte. Ltd., a fast growing biotechnology company focused on developing novel drugs for cancer treatment, where he was the Chief Financial Officer based in Singapore, and oversaw all aspects of business and finance, from initial start-up in 2018 through to first revenue in 2020.  Prior to 2018, Mr. Hughes held a number of senior finance and business leadership positions at Elsevier, a division of RELX Group plc (formerly Reed Elsevier), a FTSE 100 company. From 2014 to 2017, Mr. Hughes was the regional Managing Director for India and South East Asia, overseeing all aspects of the business including sales, marketing, and product development. From 2006 to 2014, he was the regional Finance Director for Asia Pacific where he managed and oversaw the accounting and finance functions including financial planning and analysis. During this period he oversaw a successful finance transformation project, including systems implementation, transition to a shared services model, and outsourcing of various work streams, as well as a number of mergers and acquisitions projects in China. From 2003 to 2006, Mr. Hughes was the VP Finance of Elsevier’s US Journals & Pharma Communications Division where he provided commercial support to senior management, oversaw implementation of Sarbanes-Oxley internal control standards, and managed the annual pricing process.  Mr. Hughes holds a Bachelor’s degree in Accounting and Law from De Montfort University, Leicester in the United Kingdom.

Mr. Hughes entered into an employment agreement on February 1, 2021 with Singapore Volition Pte. Limited, a wholly-owned subsidiary of the Company (“Singapore Volition”).  Pursuant to the terms of such agreement, Mr. Hughes will serve as Chief Financial Officer and Treasurer of Singapore Volition.  Singapore Volition will, in turn, make available the services of Mr. Hughes, as Chief Financial Officer and Treasurer, to the Company and its other subsidiaries, pursuant to services agreements entered into by and between Singapore Volition and the Company and/or its subsidiaries.  Mr. Hughes’ employment agreement shall continue until terminated by either party providing not less than three months’ prior notice. In exchange for his services, Mr. Hughes shall receive, among other things (i) $30,000 SGD per month (approximately $22,500) from Singapore Volition; and (ii) a lump sum severance payment if terminated by Singapore Volition without cause (as per the agreement) equal to the salary that he would have received between the date of termination and the completion of a three-month notice period.

In connection with his employment, Mr. Hughes also received a warrant to purchase up to 185,000 shares of the Company’s common stock at an exercise price of $4.90 per share, vesting in full on the one-year anniversary of the grant date and valid for five years from vesting.

Appointment of Gaetan Michel -- Chief Operating Officer

Effective February 1, 2021, the Company appointed Dr. Gaetan Michel as its Chief Operating Officer. Dr. Michel currently serves, and will continue to serve in a part-time capacity, as the Chief Executive Officer and Manager of Belgian Volition SRL (“Belgian Volition”) and as the Chief Executive Officer of Volition Veterinary Diagnostics Development, LLC (“Volition Veterinary”), each being subsidiaries of the Company.

Dr. Michel, age 48, has over 15 years of experience in production management. Dr. Michel joined Belgian Volition as its Chief Operating Officer in July 2014 (a position he held until June 2018) and in July 2015 additionally assumed the role as Chief Executive Officer of Belgian Volition.

Prior to joining Belgian Volition, from 2010 to 2014, Dr. Michel worked as production director for Bone Therapeutics SA (Euronext Brussels and Paris: BOTHE), a bone cell therapy-based pharmaceutical company, where his responsibilities included establishing two new production plants to commence manufacturing for two phase III clinical trials, developing quality systems for new products in negotiation with the Belgian health authorities, and establishing a product plant for an injectable medical device. From 2007 to 2010, Dr. Michel worked for KitoZyme, a global manufacturer of biopolymers of fungal origin with its core business in weight management, digestive and cardiovascular health. During this period, Dr. Michel established both the production and process development departments and oversaw the commencement of the company’s industrial phase culminating in the roll out of first products. Prior to joining KitoZyme, Dr. Michel joined ATT (Advanced Array Technology), a University of Namur spin-off company as project manager in proteomics. ATT later became EAT (Eppendorf Array Technology), part of the German Eppendorf Biotech company, where Dr. Michel became production manager and was involved in establishing production processes and equipment. Dr. Michel holds a Bachelor’s and Master’s degree in Chemistry from the University of Namur, and completed a PhD in 2002.

On October 1, 2020, Dr. Michel entered into an employment agreement with Belgian Volition, pursuant to which Dr. Michel shall receive €10,000 EUR per month (approximately US$12,000) from Belgian Volition to serve as its Chief Executive Officer (the “Michel Employment Agreement”). Either party may terminate the Michel Employment Agreement without notice upon serious misconduct.  On October 1, 2020 (as amended February 1, 2021), Volition Germany GmbH (“Volition Germany”) entered into a consultancy services agreement with 3F Management, SPRL (“3F Management”), for consultancy services to be rendered by Dr. Michel through 3F Management to Volition Germany (the “3F Consulting Agreement”). Volition Germany makes and will continue to make available the services of Dr. Michel to the Company and its other subsidiaries, including for services as the Company’s Chief Operating Officer and Volition Veterinary’s Chief Executive Officer, pursuant to the services agreements entered into by and between Volition Germany and the Company and/or its subsidiaries. 3F Management shall receive a monthly fee of €6,000 (approximately US$7,200) from Volition Germany.  The 3F Consulting Agreement is terminable by either party for any reason or no reason upon at least 3 months’ prior written notice.  Both the Michel Employment Agreement and the 3F Consulting Agreement continue per their terms.

The foregoing descriptions of the material terms of (i) Mr. Hughes’ employment agreement and warrant, and (ii) Dr. Michel’s employment agreement and consulting agreement, do not purport to be complete and are qualified in their entirety by the text of such agreements and warrant, copies of which will be filed as exhibits to the Company’s annual report on Form 10-K for the quarter and fiscal year ended December 31, 2020.

A copy of the press release announcing the Company’s appointment of Mr. Hughes as its Chief Financial Officer and Treasurer and Dr. Michel as its Chief Operating Officer is filed as Exhibit 99.1 hereto and incorporated by reference herein.

Item 8.01Other Events.

From November 5, 2020 to February 1, 2021, the Company raised aggregate net proceeds of approximately $2.78 million through the sale of 717,939 shares of its common stock under its Equity Distribution Agreement with Oppenheimer & Co. Inc. dated September 7, 2018, as amended, in accordance with a Rule 10b5-1 plan.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of VolitionRx Limited, dated February 2, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLITIONRX LIMITED
Date: February 2, 2021	By:	/s/ Cameron Reynolds
Cameron Reynolds
Chief Executive Officer & President

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of VolitionRx Limited, dated February 2, 2021.